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                                                            Exhibit 99.2

                                 QRS CORPORATION
                         NOTICE OF GRANT OF STOCK OPTION


              Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of QRS Corporation (the "Corporation"):

              Optionee:
                       ---------------------------------------

              Grant Date:
                         -------------------------------------

              Grant Number:
                           -----------------------------------

              Exercise Price: $                                per share
                               -------------------------------

              Number of Option Shares:                        shares
                                      ------------------------

              Expiration Date:
                              --------------------------------

              Type of Option:  Non-Statutory Option

              Exercise Schedule: The Option shall become exercisable for the Option Shares in a series of four (4) successive equal annual installments upon the Optionee's completion of each year of Service over the four (4)-year period measured from the Grant Date. In no event shall the Option become exercisable for any additional Option Shares following the Optionee's cessation of Service.

              Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the QRS Corporation Special Non-Officer Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee also acknowledges receipt of a copy of the official prospectus for the Plan attached hereto as Exhibit B.


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              No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary employing Optionee) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

DATED:                    , 199


                                 QRS CORPORATION


                                 By:
                                    ----------------------------

                                 Title:
                                       -------------------------


                                       -------------------------

                                 OPTIONEE


                                 Address:
                                         -----------------------

                                 -------------------------------




Exhibit A:  Stock Option Agreement
Exhibit B:  Plan Prospectus


                                       2.

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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT


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                                    EXHIBIT B

                                 PLAN PROSPECTUS